EXHIBIT 4.7


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                              SECOND AMENDMENT

                                     TO

                  REVOLVING CREDIT AND TERM LOAN AGREEMENT

                         DATED AS OF APRIL 18, 1997

                                BY AND AMONG

                        NIAGARA LASALLE CORPORATION
                    (FORMERLY NIAGARA COLD DRAWN CORP.),

                           LASALLE STEEL COMPANY

                                    AND

                  MANUFACTURERS AND TRADERS TRUST COMPANY,

                                 CIBC INC.

                                    AND

                             NATIONAL CITY BANK

                                    AND

             MANUFACTURERS AND TRADERS TRUST COMPANY, AS AGENT

                 ------------------------------------------


                     Effective as of December 31, 1997



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            WHEREAS, NIAGARA LASALLE CORPORATION (formerly NIAGARA COLD
DRAWN CORP.), a Delaware corporation, having its principal office at 110 Hopkins Street, Buffalo, New York, ("NCDC"), LASALLE STEEL COMPANY, a Delaware corporation, having its principal office at 1412 150th Street, Hammond, Indiana ("LaSalle") (NCDC and LaSalle being collectively referred to as the "Borrowers", and individually as a "Borrower"), MANUFACTUR ERS AND TRADERS TRUST COMPANY, a New York banking corporation having its principal office at One M&T Plaza, Buffalo, New York ("M&T"), CIBC INC., a Delaware banking corporation having its principal office at 425 Lexington Avenue, New York, New York ("CIBC") and NATIONAL CITY BANK, a national banking association having its principal office at National City Center, 1900 East Ninth Street, Cleveland, Ohio ("National"), and M&T, as administrative, collateral and documentation agent for the Banks (M&T to be referred to in such capacity as "Agent"), are parties to a Revolving Credit and Term loan Agreement dated as of April 18, 1997 (the "Original Agreement"); and

            WHEREAS, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey mutual insurance company having an office at One Gateway Center, Newark, New Jersey ("Prudential") and THE NATIONAL BANK OF CANADA, a Canadian chartered bank having a domestic branch at 125 West 55th Street, New York, New York ("NBC"), became parties to the Credit Agreement by assignment of portions of the credit commitments of various parties thereto (M&T, CIBC, National, Prudential and NBC being collec tively referred to herein as the "Banks", and individually as a "Bank"); and

            WHEREAS, the Borrowers, the Banks and the Agent amended the Original Agreement with a First Amendment dated as of September 4, 1997 (the "First Amendment") for the purpose, among other things, of providing "Swingline Loans" (as de scribed in the First Amendment) under the credit facilities provided in the Original Agreement (the Original Agreement together with the First Amendment to be collectively referred to as the "Credit Agreement"); and

            WHEREAS, the Borrowers have requested that the Agent and the Banks amend certain provisions of the Credit Agreement in order to permit the Borrowers to apply the "1993 Warrant Forced Exercise Net Proceeds Amount" to the repayment of the outstanding and unpaid principal amount of the "Revolving Credit Note" (as such terms are defined in the Credit Agree ment), and to revise the terms of the Credit Agreement with respect to dividends, and the Agent and the Banks have agreed to amend the Credit Agreement accordingly.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

      A. All references in the Agreement to "Niagara Cold Drawn Corp." shall be changed to refer to "Niagara LaSalle Corporation (formerly Niagara Cold Drawn Corp.)".

      B. A new definition, "Excess Warrant Proceeds", shall be added as follows:

            "Excess Warrant Proceeds": the amount by which the 1993 Warrant Forced Exercise Net Proceeds Amount exceeds the
Subordinated Debt Warrant Prepayment.

      C. A new definition, "Subordinated Debt Warrant Prepay ment", shall be added as follows:

            "Subordinated Debt Warrant Prepayment": the aggre gate amount of the 1993 Warrant Forced Exercise Net Proceeds Amount payable to the holders of the 12.5% Subordinated Notes upon the occurrence of a 1993 Warrant Call Option Event.

      D. Section 2.2(d) of the Credit Agreement shall be deleted in its entirety.

      E. A new Section 2.11 shall be added to the Credit Agreement as follows:

      2.11 Mandatory Principal Repayment from Excess Warrant Exercise Proceeds. Notwithstanding anything to the contrary in this Agreement, in the Revolving Credit Note or in the Term Loan Note, in addition to any scheduled repayments of principal to be made by the Borrowers, in the event of a 1993 Warrant Call Option Event and corresponding payment of the Subordinated Debt Warrant Prepayment to the holders of the 12.5% Subordinated Notes, the Borrowers shall apply the entire amount of the Excess Warrant Proceeds to either:

            (a) repay the outstanding and unpaid principal balance of the Revolving Credit Note; or

            (b) prepay the outstanding and unpaid principal balance of the Term Loan Note, in which case the amount of the Excess Warrant Proceeds shall be used to reduce the install ments of the principal amount of the Term Loan Note pro rata.

      F. If the amount of the Excess Warrant Proceeds is used to repay a LIBOR Rate Loan, the amount of such repayment shall not be limited to a whole multiple of $100,000 as required by the provisions of Section 2.4 of the Agreement. The Borrowers shall apply the Excess Warrant Proceeds to repay the outstand ing and unpaid principal balance of the Revolving Credit Note or to prepay the outstanding and unpaid principal balance of the Term Loan Note as described in Paragraph E, above, no later than ten (10) Business Days after execution of this Second Amendment.

      G. All references to Subsection 2.2(d) of the Credit Agreement shall be changed to refer to "Subsection 2.11".

      H. Section 6.12 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

      6.12 Dividends. Declare or pay, or permit any of the Subsidiaries of the Borrowers to declare or pay, Dividends to any Person that is not a Borrower or a Subsidiary of a Bor rower; provided, however, that nothing in this Subsection 6.12 shall be deemed to prohibit the Borrowers and their Subsidiar ies from making any payment (in the form of a Dividend or otherwise) (a) in respect of operating charges or management fees assessed by Niagara to the extent the aggregate amount of all such payments for operating charges and/or management fees does not exceed, in any Fiscal Year, One Million Three Hundred Fifty Thousand Dollars ($1,350,000), or (b) to Niagara to the extent the amount of any such payment does not exceed, either individually or when aggregated with all such other payments made to Niagara pursuant to this Subsection 6.12(b) (and specifically excluding any payment made to Niagara pursuant to the provisions of Subsection 6.12(a) above), the amount of the Excess Warrant Proceeds applied to repay the outstanding and unpaid principal amount of the Revolving Credit Note, or to prepay the outstanding and unpaid principal amount of the Term Loan Note, pursuant to the provisions of Subsection 2.11 hereof.

      I. This Second Amendment shall be effective as of December 31, 1997.

      J. All capitalized terms used herein, unless otherwise defined herein, have the same meaning provided therefor in the Credit Agreement.

      K. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Credit Agreement or any of the documents referred to therein, or (b) prejudice any right or rights which the Agent or any Bank may now have or may have in the future under or in connection with the Credit Agreement or any documents referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or in any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Credit Agreement as modified by this Second Amendment.

      L. The Borrowers hereby represent and warrant, jointly and severally, that upon giving effect to the terms and provisions of this Second Amendment no default or Event of Default shall have occurred and be continuing under the terms of the Credit Agreement.

      M. This Second Amendment may be executed by one or more the parties to this Second Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


            IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective duly authorized officers.


                              NIAGARA LASALLE CORPORATION


                              By:  /s/ Raymond Rozanski
                                 ---------------------------------------
                              Name:  Raymond Rozanski
                              Title: Executive Vice President

                              LASALLE STEEL COMPANY


                              By: /s/ Raymond Rozanski
                                 ---------------------------------------
                              Name:  Raymond Rozanski
                              Title: Executive Vice President

                              MANUFACTURERS AND TRADERS TRUST COMPANY


                              By: /s/ Robert J. Kush
                                 ---------------------------------------
                              Name:  Robert J. Kush
                              Title: Vice President


                              CIBC INC.


                              By: /s/ Ibor Zaluckyj
                                 ---------------------------------------
                              Name:  Ibor Zaluckyj
                              Title: Executive Director, CIBC
                                          Oppenheimer Corp., as Agent


                              NATIONAL CITY BANK


                              By:  /s/ Brian J. Cullina
                                 ---------------------------------------
                              Name:  Brian J. Cullina
                              Title: Vice President


                              THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                              By:  /s/ Yvonne Guajardo
                                 ---------------------------------------
                              Name:  Yvonne Guajardo
                              Title: Vice President


                              THE NATIONAL BANK OF CANADA


                              By:  /s/ Robert Uhrig
                                 ---------------------------------------
                              Name:  Robert Uhrig
                              Title: Vice President and Manager


                              By:  /s/ Mark J. Nigro
                                 ---------------------------------------
                              Name:  Mark J. Nigro
                              Title: Vice President


                              MANUFACTURERS AND TRADERS TRUST COMPANY,
                              AS AGENT


                              By:  /s/ Robert J. Kush
                                 ---------------------------------------
                              Name:   Robert J. Kush
                              Title:  Vice President